Exhibit 99.1

PRESS RELEASE

Source: Steel Excel Inc.

Steel Excel Inc. Announces Voluntary NASDAQ Delisting and SEC Deregistration

WHITE PLAINS, N.Y., March 11, 2016 – Steel Excel Inc. (Nasdaq Capital Market: SXCL) (“Steel Excel”, “SXCL” or the “Company”), which operates Energy and Sports segments, today announced that it has notified the NASDAQ Stock Market ("NASDAQ") of its intention to voluntarily delist its common stock, with associated preferred stock purchase rights, from the NASDAQ Capital Market.  The Company intends to cease trading on NASDAQ at the close of business on March 31, 2016.  After the effective date of delisting, the Company intends to file a Form 15 with the Securities and Exchange Commission to voluntarily effect deregistration of its securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company's obligation to file current and periodic reports with the Securities and Exchange Commission ("SEC") will be terminated the same day upon the filing of the Form 15 with the SEC.  The Company is eligible to deregister its common stock, with associated preferred stock purchase rights, because it has fewer than 300 stockholders of record.

Following delisting and deregistering, the Company presently intends to post quarterly and annual financial information on its website, and information regarding the Company, including financial statements, would continue to appear in the SEC filings of Steel Partners Holdings, LP, the Company’s majority stockholder.  The Company's shares may be quoted in the "Pink Sheets" (www.pinksheets.com), an electronic quotation service operated by the OTC Markets for over-the-counter securities. However, there can be no assurance that any market maker or broker will continue to make a market in the Company's shares.

The Company's board of directors determined, after careful consideration, that voluntarily delisting and deregistering is in the overall best interests of the Company and its stockholders. Factors that the board of directors considered include the cost savings that will occur as a result of the elimination of the Company's obligation to file reports with the SEC, the avoidance of additional accounting, audit, legal and other costs and management's attention devoted to compliance with the requirements of the Sarbanes-Oxley Act of 2002, the historically low daily trading volume in the Company's shares, and the benefit of allowing management to focus on the long-term development of our core businesses.

 About Steel Excel

Steel Excel, through its two business segments, Energy and Sports, is committed to acquiring, strengthening and growing profitable businesses. The Energy segment provides drilling and production services to the oil and gas industry. The Sports segment is a social impact organization that strives to provide a first-class youth sports experience emphasizing positive experiences and instilling the core values of discipline, teamwork, safety, respect, and integrity.

The Company is based in White Plains, N.Y. (Nasdaq Capital Market: SXCL). Website: www.steelexcel.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects, and opportunities. The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, our ability to deploy our capital in a manner that maximizes stockholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of our net operating losses; the ability to consolidate and manage our newly acquired businesses; fluctuations in the price of oil and other factors resulting in volatility for the demand for our services, especially in our Energy segment; the hazardous nature of operations in the oilfield services industry, which could result in personal injury, property damage or damage to the environment; environmental and other health and safety laws and regulations, including those relating to climate change, and general economic conditions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2015, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	James F. McCabe, Jr.
Chief Financial Officer
(212) 520-2300
jmccabe@steelpartners.com